EXHIBIT 99.1

                             SUBSCRIPTION AGREEMENT
                                (U.S. Purchaser)

THIS SUBSCRIPTION AGREEMENT, dated as of May 22, 2003,

BETWEEN:

            GERALD L. TROOIEN, an individual with an address at 10 River Park Plaza, Suite 800, St. Paul, Minnesota 55107

            (the "Purchaser")

AND:

            INFOWAVE SOFTWARE, INC., a British Columbia company with an address at 4664 Lougheed Highway, Burnaby, British Columbia V5C 5T5

            (the "Company")

WITNESSES THAT WHEREAS the Purchaser has agreed to purchase from the Company, and the Company has agreed to issue and sell to the Purchaser, a total of 29,473,684 units (the "Units") at a price of Cdn$0.1425 per Unit, all on the terms and conditions described herein.

AND WHEREAS each Unit will consist of one common share without par value of the Company (a "Share") and one-half of one common share purchase warrant (a "Warrant").

AND WHEREAS, subject to adjustment in accordance with the terms thereof, each whole Warrant will entitle the holder thereof to purchase an additional Share at a price of Cdn.$0.19 for a period of two years after the Closing Date (as defined below).

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the parties agree as follows.

1. Subscription. Subject to the terms and conditions hereof, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, a total of 29,473,684 Units at the price of Cdn.$0.1425 per Unit for a total purchase price of U.S.$3,000,000 (based on an agreed Canada/U.S. dollar exchange rate of 1.40:1.00).

2. Definitions. In this Subscription Agreement, unless the context otherwise requires:

      (a) "Accredited Investor" means an accredited investor as that term is defined in Rule 501(a) of Regulation D;

      (b) "Accredited Investor Questionnaire" means the questionnaire attached as Schedule "B" hereto;

      (c) "affiliate", "distribution" and "insider" have the respective meanings ascribed to them in the Securities Act (British Columbia);

      (d) "Asset Purchase Agreement" means an agreement, dated as of the date hereof, between the Company and HiddenMind Technology, LLC relating to the sale of certain assets by HiddenMind Technology, LLC to the Company;

      (e) "Closing" means the completion of the issue and sale by the Company, and the purchase by the Purchaser, of the Units pursuant to this Subscription Agreement;

      (f) "Closing Date" means June 30, 2003 or such other date as the Company and the Purchaser may agree;

      (g) "Closing Time" means 10:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Company and the Purchaser may agree;

      (h)   "Material Subsidiary" means Infowave USA Inc.;

      (i) "Private Placement Questionnaire and Undertaking" means the questionnaire and undertaking required by the Toronto Stock Exchange in the form of Schedule "A" hereto;

      (j)   "Regulation D" means Regulation D under the U.S. Securities Act;

      (k)   "Regulation S" means Regulation S under the U.S. Securities Act;

      (l)   "SEC" means the United States Securities and Exchange Commission;

      (m) "Securities Laws" means, collectively, the applicable securities laws of the Province of British Columbia and regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings, instruments and notices of the British Columbia Securities Commission;

      (n)   "Stock Exchange" means the Toronto Stock Exchange;

      (o) "United States" means the United States as that term is defined in Regulation S;

      (p) "U.S. Person" means a U.S. person as that term is defined in Regulation S; and

      (q) "U.S. Securities Act" means the Securities Act of 1933, as amended, of the United States of America.

3. Conditions of Closing. The transactions contemplated hereby will be completed at the Closing Time at the offices of the Company's counsel in Vancouver, British Columbia.

The obligations of the Purchaser to complete the transactions contemplated hereby shall be subject to the following conditions precedent (which are for the sole benefit of the Purchaser):

      (a) The Company shall have delivered all of the documents described in paragraph 5 below, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

      (b) By no later than July 30, 2003, the Company shall have received all shareholder and regulatory approvals which are necessary in order to permit the Company to lawfully complete the transactions contemplated hereby including, without limitation, the approval of the Company shareholders (by way of an ordinary resolution) and the approval of the Stock Exchange;

      (c) Between the date hereof and the Closing, there shall not have been any material adverse change in the business or prospects of the Company (including the termination of employment of Thomas Koll or George Reznik); and

      (d) The acquisition by the Company of certain assets of HiddenMind Technology, LLC pursuant to the Asset Purchase Agreement shall be completed before, or concurrently with, the transactions contemplated hereby.

The obligations of the Company to complete the transactions contemplated hereby shall be subject to the following conditions precedent (which are for the sole benefit of the Company):

      (e) The Purchaser shall have delivered all of the documents described in paragraph 4 below, in each case in form and substance satisfactory to the Company, acting reasonably;

      (f) By no later than July 30, 2003, the Company shall have received all shareholder and regulatory approvals which are necessary in order to permit the Company to lawfully complete the transactions contemplated hereby including, without limitation, the approval of the Company shareholders (by way of an ordinary resolution) and the approval of the Stock Exchange; and.

      (h) The acquisition by the Company of certain assets of HiddenMind Technology, LLC pursuant to the Asset Purchase Agreement shall be completed before, or concurrently with, the transactions contemplated hereby.

4. Closing Deliveries by the Purchaser. At the Closing Time, concurrently with the delivery by the Company of the documents described in paragraph 5 below, the Purchaser shall deliver to, or to the direction of, the Company:

      (a) a completed and duly signed copy of the Private Placement Questionnaire and Undertaking, attached hereto as Schedule "A";

      (b) a completed and duly signed copy of the Accredited Investor Questionnaire, attached hereto as Schedule "B";

      (c) any other documents required by applicable securities laws which the Company may reasonably request;

      (d) a certified cheque or bank draft made payable on or before the Closing Date in same day freely transferable Canadian funds at par in Vancouver, British Columbia to "Infowave Software, Inc." representing the aggregate purchase price payable by the Purchaser for the Shares, or such other method of payment against delivery of the Shares as the Company may accept;

      (e) a duly signed copy of the Nomination and Standstill Agreement attached as Schedule "D".

The Purchaser acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company. The Purchaser consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with the Stock Exchange or other securities regulatory authority in connection with the transactions contemplated hereby.

5. Closing Deliveries by the Company. At the Closing Time, concurrently with the delivery by the Purchaser of the documents and payments described in paragraph 4 above, the Company shall deliver to, or to the direction of, the Purchaser:

      (a) a share certificate, representing the Shares, which has been duly executed by the Company and is registered in the name of "Gerald L. Trooien";

      (b) a warrant certificate, representing the Warrants, which has been duly executed by the Company and is registered in the name of "Gerald L. Trooien";

      (c) a certificate of an officer of the Company, dated the Closing Date confirming that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date;

      (d) a duly signed copy of the Nomination and Standstill Agreement attached as Schedule "D".

      (e) any other documents which the Purchaser may reasonably request in connection with the transactions contemplated hereby.

6. Company's Representations and Warranties. The Company hereby makes the following representations and warranties to the Purchaser and acknowledges that the Purchaser is relying upon such representations and warranties in entering into this Subscription Agreement and completing the transactions contemplated hereby:

Corporate Status:

      (a) the Company and the Material Subsidiary have been duly incorporated or continued and are validly subsisting and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to own, lease and operate their respective properties and assets;

      (b) the Company and the Material Subsidiary are conducting their business in compliance with all applicable laws, rules and regulations of each jurisdiction in which their business is carried on that are material to the business of the Company and the Material Subsidiary taken as a whole, and are duly licensed, registered or qualified in all jurisdictions in which they own, lease or operate their property or carry on business to enable their business to be carried on as now conducted and their property and assets to be owned, leased and operated. All such licences, registrations and qualifications are valid and subsisting and in good standing, and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, registration or qualification to be withdrawn, cancelled, suspended or not renewed, except in respect of matters which do not and will not result in any material change to the business, business prospects or condition (financial or otherwise) of the Company and the Material Subsidiary, taken as a whole;

      (c) the Company has all such corporate power and capacity as is necessary in order to permit the Company to enter into, deliver and perform this Subscription Agreement and to issue and sell the Shares and Warrants to the Purchaser;

      (d) the Company has no subsidiaries which generate any material revenues or which hold material assets or have any material liabilities other than the Material Subsidiary. The Company legally and beneficially owns, directly or indirectly, 100% of the issued and outstanding shares in the capital of the Material Subsidiary free and clear of all liens, mortgages or other security interests (except as granted to Compaq Cayman Islands Investment Company pursuant to a Security Agreement dated March 8, 2002) and all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares. No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Company or the Material Subsidiary of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Material Subsidiary or any other security convertible into or exchangeable or exercisable for any such shares;

      (e) other than with respect to Make Technologies Inc., neither the Company nor the Material Subsidiary has entered into any agreements of any nature to acquire any shares in any other corporation or entity or to acquire or lease any other business operations;

Issuance of the Shares:

      (f) other than Agile Equity LLC, there is no person, firm or corporation acting or purporting to act at the request of the Company, that is entitled to any brokerage, agency or finder's fee in connection with the transactions contemplated herein;

      (g) the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the issuance of the Shares and Warrants, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both):

            (i) the constating documents and resolutions of shareholders or directors of the Company (or any committee thereof) which are in effect at the date hereof;

            (ii) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company or any Material Subsidiary is a party or by which any of them is bound; or

            (iii) any judgment, decree or other agreement binding the Company or any Material Subsidiary or the property or assets of the Company or any Material Subsidiary.

            In addition, the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the issuance of the Shares will not result in the triggering of:

            (iv) any rights of first refusal, rights of first offer, pre-emptive or similar rights held by any party; or

            (v) any rights to have outstanding convertible securities of the Company re-priced or otherwise adjusted in a manner which benefits the holders of such rights.

      (h) the Company has taken all necessary corporate action to duly allot and issue the Shares to the Purchaser in accordance with the terms hereof and, upon issuance, such shares shall be fully paid and non-assessable shares in the capital of the Company;

      (i) the Company has taken all necessary corporate action to duly allot the common shares to be issued upon exercise of the Warrants and, upon due exercise of the Warrants in accordance with the terms thereof (including payment of the required exercise price) and subsequent issue of such common shares by the Company, such common shares shall be fully paid and non-assessable shares in the capital of the Company;

      (j) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and, after execution and delivery on behalf of the Company, will constitute a valid obligation of the Company which is legally binding and enforceable against the Company in accordance with its terms;

Securities of the Company

      (k) the authorized capital of the Company consists of 200,000,000 common shares without par value. As of May 22, 2003, the total issued capital of the Company consists of 66,659,578 common shares without par value, each of which has been issued as a fully paid and non-assessable share in the capital of the Company;

      (l) other than as set forth in Schedule "E" hereto, no person, firm or a corporation has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) that constitutes or is capable of becoming an agreement, option, right or privilege, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued common shares of the Company or in respect of any other unissued securities of the Company;

Regulatory Matters:

      (m) the Company is a "reporting issuer" under the Securities Act (British Columbia), and is in compliance with the continuous disclosure requirements under all applicable Securities Laws;

      (n) the issued and outstanding common shares of the Company are listed and posted for trading on the Stock Exchange;

      (o) no order ceasing or suspending trading in any securities of the Company has been issued against the Company or its directors, officers or promoters or to any companies that have common directors, officers or promoters, and to the best of the Company's knowledge, no investigations or proceedings for such purposes are pending or threatened;

Financial Statements:

      (p) as of their date of issue, the consolidated financial statements of the Company for the year ended December 31, 2002 (as contained in the Form 10-K filed by the Company with the SEC) and the unaudited consolidated financial statements of the Company for the three month period ended March 31, 2003 (as contained in the Form 10-Q filed by the Company with the SEC):

            (i)   were true and correct in all material respects;

            (ii) were prepared in accordance with generally accepted accounting principles in Canada; and

            (iii) complied, to the extent necessary, with all applicable
                  Securities Laws.

      (q) KPMG LLP have been duly appointed as the auditors of the Company and are independent public accountants;

      (r) the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

            (i) transactions are carried out in accordance with management's general or specific authorization;

            (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles and to maintain asset accountability;

            (iii) access to assets is permitted only in accordance with management's general or specific authorization; and

            (iv) the recorded assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

Due Diligence Matters:

      (s)   since March 31, 2003, except as has been publicly disclosed by the
            Company:

            (i) there has been no material change in the financial position or condition of the Company nor any damage, loss or other change in circumstances materially affecting the business or property of the Company, or its right or capacity to carry on business;

            (ii) the Company has not waived or surrendered any right of material value;

            (iii) the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities paid in the ordinary course of business;

            (iv) the business of the Company has been carried on in the ordinary course; and

            (v) the Company has not declared or paid any dividends or declared or made any other distribution on any of the common shares nor redeemed, purchased or otherwise acquired any of the common shares nor agreed to do so;

      (t) other than as disclosed in the financial statements of the Company for the three months ended March 31, 2003 or as incurred in the ordinary course of business, the Company has no outstanding debts, bonds, debentures, mortgages, notes or other evidence of indebtedness and there are no outstanding agreements of the Company to create or issue any debts, bonds, debentures, mortgages, notes or other evidence of indebtedness;

      (u) the Company has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Company's common shares;

      (v) there are no actions, suits, proceedings or investigations, whether on behalf of or against the Company or the Material Subsidiary pending, or, to the knowledge of the Company and its directors and officers, threatened, against or affecting the Company or the Material Subsidiary at law or in equity, before or by any federal, provincial, municipal or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which may in any way materially adversely affect the Company and the Material Subsidiary as a whole or the condition (financial or otherwise) of the Company and the Material Subsidiary as a whole, or which questions the validity of the issuance of the Shares and Warrants, or any action taken or to be taken by the Company pursuant to or in conjunction with this Subscription Agreement;

      (w) neither the Company nor the Material Subsidiary nor, to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any material contract to which the Company or the Material Subsidiary is a party or by which any of them is bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Material Subsidiary as a whole;

      (x) neither the Company nor the Material Subsidiary is a party to, or bound by, any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation, other than indemnities entered into in the ordinary course of business;

      (y) the corporate records and minute books of the Company and the Material Subsidiary are complete and up-to-date in all respects and, in particular, contain complete and accurate minutes of all meetings of their respective directors and shareholders held since its date of incorporation and all resolutions consented to in writing;

      (z) no press release or material change report issued by the Company subsequent to March 31, 2003 contained a misrepresentation as of the date of its release;

      (aa) except as has been publicly disclosed by the Company, the Company and its Material Subsidiary own or possesses adequate and enforceable rights to all patents, patent applications, other patent rights, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, methods, unpatented inventions, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as currently carried on by it. Neither the Company nor its Material Subsidiary has received any notice of, or is otherwise aware of, any infringement of, or conflict with, rights of others with respect to any Intangibles which, singularly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would have a material adverse effect upon the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Material Subsidiary on a consolidated basis. The Company and its Material Subsidiary have taken all commercially reasonable measures to protect the confidentiality and value of all of the Intangibles.

      (bb) neither the Company nor its Material Subsidiary is in violation of any material law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body, where the consequences of such violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Material Subsidiary as a whole;

      (cc) no strike or work stoppage exists involving the employees of the Company, and the Company is not aware of any threatened or imminent labour disturbance by any such employees or the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or its Material Subsidiary;

Tax Matters:

      (dd) the Company and the Material Subsidiary have filed all federal, provincial, local and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Material Subsidiary, taken as a whole) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith;

      (ee) the Company and the Material Subsidiary have established on their books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or the Material Subsidiary, except for taxes not yet due. There are no audits known by the Company's management to be pending of the tax returns of the Company or the Material Subsidiary (whether federal, provincial, local or foreign). There are no claims which have been or may be asserted relating to any such tax returns, which audits (including those audits for which notice has been received by the Company as described herein) and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Material Subsidiary; and

      (ff) neither the Canada Customs and Revenue Agency nor any foreign taxation authority has asserted or, to the Company's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or the Material Subsidiary (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Material Subsidiary.

7. Purchaser's Representations and Warranties. The Purchaser represents and warrants to the Company, and acknowledges that the Company is relying upon such representations and warranties in entering into this Subscription Agreement and completing the transactions contemplated hereby, as follows:

      (a) Authorization and Effectiveness. The Purchaser has the necessary legal capacity and authority to execute and deliver this subscription agreement and to observe and perform his covenants and obligations hereunder and has obtained all necessary approvals in respect thereof.

      (b) Residence. The Purchaser is a resident of the jurisdiction referred to on page 1 above.

      (c) Purchasing as Principal. The Purchaser is purchasing all the Shares and Warrants hereunder as principal (as defined under all applicable Securities Laws) for his own account, and not for the benefit of any other person.

      (d) Purchasing for Investment Only. The Purchaser is purchasing all the Shares and Warrants hereunder for investment only and not with a view to resale or distribution in violation of applicable Securities Laws, the U.S. Securities Act or applicable state securities laws.

      (e) Accredited Investor. The Purchaser is an Accredited Investor and has completed and delivered the Accredited Investor Questionnaire to the Company as further confirmation of that fact.

      (f) No Registration. The Purchaser acknowledges that none of the Shares or Warrants (or common shares issuable upon exercise of the Warrants) have been registered under the U.S. Securities Act or any applicable state securities laws and that the sale contemplated hereby is being made in reliance on a private placement exemption to Accredited Investors.

      (g) Resales. The Purchaser understands that if he decides to offer, sell, or otherwise transfer any of the Shares, Warrants or common shares issuable upon exercise of the Warrants, such securities may be transferred only: (A) to the Company, (B) outside the United States in accordance with Rule 904 of Regulation S and pursuant to applicable Securities Laws and Stock Exchange policy, (C) within the United States in accordance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, or (D) in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, where the Purchaser has, prior to such sale, furnished to the Company an opinion of counsel, of recognized standing, reasonably satisfactory to the Company.

      (h) Legend Requirements. The Purchaser understands and acknowledges that:

            (i) upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing Shares and Warrants, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

                        "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT."

            (ii) if the Shares are being sold under section (B) of the foregoing legend, and provided that the Company is a "foreign issuer" within the meaning of Regulation S at the time of sale, any such legend may be removed by providing a declaration to Computershare Trust Company of Canada, as registrar and transfer agent, to the effect set forth in Schedule "C" hereto (or as the Company may prescribe from time to time); and

            (iii) if the Shares or Warrants are being sold under section (C) of the foregoing legend, the legend may be removed by delivery to Computershare Trust Company of Canada and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

            For purposes of complying with applicable Securities Laws and Multilateral Instrument 45-102, Resale of Securities, the Purchaser understands and acknowledges that upon the issuance of Shares or Warrants, all the certificates representing the Shares or Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following legend:

                        "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE [date which is four months and one day after the date of the Closing]."

      (i) Adequate Information. The Purchaser has access to all information, if any, concerning the Company as he has considered necessary in connection with his investment decision to acquire Shares and Warrants hereunder.

      (j) No Solicitation or Advertising. He acknowledges that he has not purchased Shares or Warrants hereunder as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

      (k) Income Tax Consequences. He acknowledges that, although an investment in Shares and Warrants may have certain material federal and state income tax consequences, neither the Company nor any of their representatives, have made any representations concerning income tax consequences to the Purchaser and the Purchaser has relied solely, if at all, on the Purchaser's own tax advisors in evaluating the tax aspects of such an investment.

      (l) Absence of Offering Memorandum. The Purchaser acknowledges that none of the documents provided to him by the Company in connection with the transactions contemplated hereby constitute an offering memorandum or similar document for the purposes of the Securities Laws or other applicable securities laws.

      (m) Investment Suitability. The Purchaser has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Shares and Warrants and is able to bear the economic risk of loss of such investment.

8. Indemnities.

8.1 The Company shall indemnify the Purchaser and save the Purchaser harmless from any loss, liability, claim, damage or expense (whether or not involving a third party claim) including reasonable legal fees and expenses (collectively, "Damages") suffered by, imposed upon or asserted against the Purchaser as a result of, in respect of, connected with, or arising out of, under, or pursuant to:

      (a) any failure of the Company to perform or fulfil any covenant of the Company under this Subscription Agreement; and

      (b) any breach of any representation or warranty given by the Company in this Subscription Agreement,

provided that the Company shall not be required to make any payments under this
Section 8.1 unless the Purchaser has provided written notice of such claim to the Company on or prior to the expiration of the deadline for making such claims as specified in Section 8.4.

8.2 The Purchaser shall indemnify the Company and save the Company harmless from any Damages suffered by, imposed upon or asserted against the Company as a result of, in respect of, connected with, or arising out of, under, or pursuant to:

      (a) any failure of the Purchaser to perform or fulfil any covenant of the Company under this Subscription Agreement; and

      (b) any breach of any representation or warranty given by the Purchaser in this Subscription Agreement,

provided that the Purchaser shall not be required to make any payments under this Section 8.2 unless the Company has provided written notice of such claim to the Purchaser on or prior to the expiration of the deadline for making such claims as specified in Section 8.4.

8.3 The remedies provided in Sections 8.1 and 8.2 are the sole remedies available to the Company and the Purchaser under any legal theory in respect of damages as a result of, in respect of, connected with, or arising out of, under, or pursuant to this Subscription Agreement and the transactions contemplated hereby and, to the full extent permitted by applicable law, the Purchaser and the Company hereby waive any and all other remedies which may otherwise be available to either of them.

8.4 In the event that either party wishes to make a claim for indemnification under this Article 8, it must provide written notice of its intention to do so to the other party by no later than the date which is [two (2)] years after the Closing Date. Such notice shall be delivered to the address specified on page one of this Subscription Agreement (or such other address as a party hereto may so advise the other party hereto in writing) and shall specify, in reasonable detail, the claim being made and (to the extent then known) the Damages which will be claimed by the party seeking indemnification.

8.5 In the case of a claim for indemnification which arises as a result of a third party claim being made against one of the parties hereto, the following rules apply in addition to the other provisions of this Article 8:

      (a)   Promptly after receipt by a party who is indemnified under Section
            8.1 or 8.2 (an "Indemnified Party") of a notice of commencement of any proceeding against it by a third party, the Indemnified Party will, if a claim is to be made against an indemnifying party under such Section, give notice to the Indemnifying Party (and "Indemnifying Party") of the commencement of such claim as soon as reasonably possible after receipt of such notice of commencement, provided that a delay in delivering such notice shall not preclude a claim for indemnification except:

            (i) to the extent that an Indemnifying Party demonstrates that the defence of such action is prejudiced by the Indemnified Party's failure to give such notice in a timely manner; or

            (ii) where such notice is not delivered by the deadline specified in Section 8.4, in which case the Indemnifying Party shall have no obligation to indemnify the Indemnified Party at all.

      (b) If any proceeding referred to in Section 8.5(a) (a "Proceeding") is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party will be entitled to participate in the Proceeding as hereinafter provided. To the extent that the Indemnifying Party wishes to assume the defense of the Proceeding with counsel satisfactory to the Indemnified Party, it may do so provided it: (i) reimburses the Indemnified Party for all of its out-of-pocket expenses (including solicitor's fees and disbursements) arising prior to or in connection with such assumption; and (ii) permits the Indemnified Party to participate in such defense through counsel chosen by the Indemnified Party provided that the fees and expenses of such counsel shall be borne by the Indemnified Party unless there are separate defenses available to the Indemnified Party or conflicts of interest in which case those fees and expenses will be paid by the Indemnifying Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of the Proceeding as against the Indemnified Party, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Article 8 for any fees of other counsel or any other expenses with respect to the defense of the Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of the Proceeding, other than reasonable costs of investigation approved in advance by the Indemnifying Party. If the Indemnifying Party assumes the defense of a Proceeding as against the Indemnified Party: (i) no compromise or settlement of such claims may be made by the Indemnifying Party without the Indemnified Party's consent unless:
            (A) there is no admission of any violation of laws or any violation of the rights of any person and no adverse effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (ii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten days after receipt of such notice, give notice to the Indemnified Party of its election to assume the defense of the Proceeding, the Indemnifying Party will be bound by any determination made in the Proceeding or any compromise or settlement effected by the Indemnified Party acting in good faith.

      (c) Where the defence of a Proceeding is being undertaken and controlled by the Indemnifying Party, the Indemnified Party will use its reasonable commercial efforts to make available to the Indemnifying Party those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Party in evaluating and defending any such claims. However, the Indemnifying Party shall be responsible for the expense associated with any employees made available by the Indemnified Party to the Indemnifying Party pursuant to this Section 8.5(c), which expense shall be equal to the out of pocket expenses of such employees and an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that the employees are assisting the Indemnifying Party and which expenses shall not exceed the actual cost to the Indemnified Party associated with the employees.

      (d) With respect to any Proceeding at the request of the Indemnifying Party, the Indemnified Party shall make available to the Indemnifying Party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified Party, at the expense of the Indemnifying Party, reasonably required by the Indemnifying Party for its use in defending any such claim and shall otherwise cooperate on a timely basis with the Indemnifying Party in the defense of such claim.

9. Expenses. The Purchaser and the Company shall each be responsible for paying all of their own costs and expenses relating to the transactions contemplated hereby and neither party shall have any obligation to pay or otherwise indemnify the other party for any such costs and expenses incurred by such other party in connection herewith.

10. No Statutory Right of Rescission or Damages. The Purchaser acknowledges and agrees that as a consequence of acquiring Shares pursuant to exemptions from registration and prospectus requirements under the Securities Laws and the securities laws of the United States, certain protections, rights and remedies provided by the Securities Laws and the securities laws of the United States, including statutory rights of rescission or damages, will not be available to the Purchaser.

11. Resale Restrictions. The Purchaser understands and acknowledges that the Shares and Warrants purchased hereunder will be subject to certain resale restrictions under applicable securities laws and the Private Placement Questionnaire and Undertaking and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions.

12. No Statutory Right of Rescission or Damages; Additional Acknowledgements. The Purchaser acknowledges and agrees that: (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;
(b) there is no government or other insurance covering the Units; (c) there are risks associated with the purchase of the Units; and (d) as a consequence of acquiring Units pursuant to exemptions from registration and prospectus requirements under the Securities Laws, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser.

13. Modification. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

14. Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that, except as herein provided, this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

15. Miscellaneous. All representations, warranties, agreements and covenants made by the Purchaser or the Company herein will survive the Closing. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

16. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

17. Entire Agreement and Headings. This Subscription Agreement (including the Schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

18. Time of Essence. Time shall be of the essence of this Subscription
Agreement.

19. Effective Date. This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

IN WITNESS WHEREOF the undersigned has executed this Subscription Agreement on the 22nd day of May, 2003.


/s/ Gerald L. Trooien
------------------------------------
GERALD L. TROOIEN

INFOWAVE SOFTWARE, INC.


By:  /s/ Thomas Koll
     -------------------------------
     Authorized Signatory

                                  SCHEDULE "A"

                           THE TORONTO STOCK EXCHANGE

                 Private Placement Questionnaire and Undertaking

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

                                  QUESTIONNAIRE

1.    DESCRIPTION OF TRANSACTION

      (a)   Name of issuer of the Securities

            INFOWAVE SOFTWARE, INC.

      (b)   Number and Class of Securities to be Purchased:

            29,473,684 Units, each consisting of one Common Shares and one-half of one Common Share Purchase Warrant.

      (c)   Purchase Price:

            Cdn.$0.1425 per Unit.

2.    DETAILS OF PURCHASER

      (a)   Name of Purchaser:

            ____________________________________________________________________

      (b)   Address:

            ____________________________________________________________________

            ____________________________________________________________________

      (c) Names and addresses of persons having a greater than 10% beneficial interest in the Purchaser:

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

3.    RELATIONSHIP TO ISSUER

      (a) Is the Purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)? If so, state the capacity in which the Purchaser (or person named in response to 2(c)) qualifies as an insider:

            ____________________________________________________________________

            ____________________________________________________________________

      (b) If the answer to (a) is "no", are the Purchaser and the issuer controlled by the same person or company? If so, give details:


            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

4.    DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

      Give details of all trading by the Purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof:


      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

                                   UNDERTAKING

TO: The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

Dated at _____________________ this ______ day of ______________, 2003.


                                        ________________________________________
                                        (Name of Purchaser - please print)

                                        ________________________________________
                                        (Authorized Signatory)

                                        ________________________________________
                                        (Official Capacity - please print)

                                  SCHEDULE "B"

                     U.S. ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned, as a purchaser of Units of Infowave Software, Inc. (the "Company"), has represented that the undersigned is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The undersigned has indicated below the categories which it, he or she satisfies.

The undersigned understands that the Company is relying on this information in determining to sell securities to the undersigned in a manner exempt from the registration requirements of the 1933 Act and applicable state securities laws.

A.    ACCREDITED INVESTOR STATUS

            The undersigned represents and warrants that it, he or she is [check each applicable item]:

_____ (a)   A bank, as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section
            3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity.

_____ (b)   A broker or dealer registered pursuant to Section 15 of the United
            States Securities Exchange Act of 1934, as amended.

_____ (c)   An insurance company (as defined in Section 2(13) of the 1933 Act).

_____ (d)   An investment company registered under the United States Investment
            Company Act of 1940 (the "1940 Act").

_____ (e)   A business development company (as defined in Section 2(a)(48) of the 1940 Act).

_____ (f)   A Small Business Investment Company licensed by the U.S. Small
            Business Administration under Section 301(c) or (d) of the United
            States Small Business Investment Act of 1958.

_____ (g)   A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S. $5,000,000.

_____ (h)   An employee benefit plan within the meaning of the United States
            Employee Retirement Income Security Act of 1974 ("ERISA") (1) whose investment decision is made by a plan fiduciary as defined in
            Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or
            (2) having total assets in excess of U.S. $5,000,000, or (3) if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____ (i)   A private business development company (as defined in Section
            202(a)(22) of the United States Investment Advisers Act of 1940).

_____ (j)   An organization described in Section 501(c)(3) of the Internal
            Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, having total assets in excess of U.S. $5,000,000.

_____ (k)   A director or executive officer of the Company.

_____ (l)   A natural person with individual net worth, or joint net worth with his or her spouse, at the time of purchase in excess of U.S.
            $1,000,000.

_____ (m)   A natural person with an individual income in excess of U.S.
            $200,000 in each of the last two years or joint income with his or her spouse in excess of U.S. $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year.

_____ (n)   A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section Rule 506 (b)(2)(ii) of the 1933 Act.

_____ (o)   An entity in which all of the equity owners are accredited investors.

As used in this questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of paragraph (1) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, an investor should add to adjusted gross income any amount attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _____ day of _____________________, 2003.

If a Corporation, Partnership or Other Entity:           If an Individual:


________________________________________________         ________________________________________
Name of Entity                                           Signature


________________________________________________         ________________________________________
Type of Entity                                           Printed or Typed Name


________________________________________________         ________________________________________
Signature of Person Signing                              Social Security or Taxpayer I.D. Number


________________________________________________
Printed or Typed Name and Title of Person Signing

                                  SCHEDULE "C"

                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: INFOWAVE SOFTWARE, INC.

The undersigned: (a) acknowledges that the sale of the securities of Infowave Software, Inc. (the "Company") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that: (1) the undersigned is not an affiliate of the Company as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or any other designated offshore securities market as defined in Regulation S under the 1933 Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.


Dated: ____________________________      _______________________________________
                                         Name of Seller


                                         By:    ________________________________

                                         Name:  ________________________________

                                         Title: ________________________________

                                  SCHEDULE "D"

                       NOMINATION AND STANDSTILL AGREEMENT


                               PLEASE SEE ATTACHED

                                  SCHEDULE "E"

             Outstanding Rights to Acquire Securities of the company

Infowave Software Inc.
Summary Capital Structure
March 31, 2002

Common Shares
       Authorized:                                          200,000,000


       Issued:                                               57,754,578
       December 9, 2002 Private
       Placement:
           Shares issued to investors                         8,500,000
           Shares issued to Agent
           Corporate Finance                                    185,000
                2003-Q1 Stock Options
       Exercised                                                220,000
                                                          -------------
                                                             66,659,578
                                                          =============


Warrants                                                                     Expiry
--------                                                                     ------
       Koll Warrants @ $1.10                                  3,510,455      7/24/04

       Purchase Warrants @ $0.90                             17,060,644      11/26/04  Company has right to force conversion if
                                                                                       MV is >= $9.00/sh for 20 trading days
       Agents' Special Warrants @ $0.81                       2,386,775      11/23/04
       Agents' Purchase Warrants @ $0.90                      1,193,387      11/26/04

       Purchase Warrants @ $0.24                              4,250,000       Dec-04   1/2 warrant for each of the 8,500,000 units
       Agents' Fee Warrants @ $0.24                             850,000       Dec-04   10% of the number of Units Sold 8,500,000
       Agent's Corporate Finance Fee Warrants @ $0.24            92,500       Dec-04   1/2 warrant for each of the above Corporate
                                                                                       Finance shares issued
                                                          -------------
       Total Warrants Outstanding                            29,343,761
                                                          =============


       Total Options Outstanding:                             4,826,933


       Convertible Debt                                       2,000,000


       Fully Diluted:                                       102,830,272

       Market Cap. Fully Diluted        $   0.33            $33,933,990      15-Jan-03

       Market Cap. At current Market    $   0.33            $19,059,011

-----------------------------------------------------------------------

       Incentive Stock Options

       Options Authorized:
           Carry Forward from 2001                            8,568,679
           Increased at AGM                                   1,500,000
                                                          -------------
                                                             10,068,679
                                                          -------------

       Options Issued:
           Carry Forward from 2002                           13,987,029
           Pat Hennessey                 2-Jan-03                25,000
           Paul Huntingdon              17-Feb-03                60,000
           Gavin Froehlich               5-Mar-03                25,000
           Sebastian Kloepfer           10-Mar-03                40,000
           Dio Ami                      10-Mar-03                 4,000

                                                          -------------
                                                             14,141,029
                                                          -------------

       Options Cancelled:                                     7,303,131
                                                          -------------

       Options Exercised:                                     2,010,965
                                                          -------------
                                                                             1.4600
       Options Outstanding:                                   4,826,933                31 day average per OANDA - 1.46700
                                                          -------------
                                                                                       OANDA fx rate - 1.45490 per April 21, 2003
                                                                                       with high bid 1.45530
       Options Available:                                     3,230,781
                                                          -------------


                                      E-1